UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the S ecurities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 9, 2026

TransparentBusiness, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56276	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Park Ave South 16065 New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (212) 216-0001

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $0.001 Par Value per Share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 9, 2026, TranparentBusiness, Inc. (the “Company”) entered into swap agreements with a number of property sellers that have property in the Philippines & one property from Papua New Guinea. Pursuant to the agreements, upon delivery by the sellers of executed Deeds of Absolute Sale and all other documents reasonably necessary to transfer title of the specified real-estate assets (the “Assets”) (with an aggregate estimated value of $1.58 billion), the Company shall issue a total of 8,851,480,172 Unicoin tokens (UNCN) to the respective sellers via smart contract, which would unlock 20% of the tokens on the date of the public launch of UNCN (currently scheduled for September 28, 2026) and 5% each month thereafter.

Under Philippine law, 60% of the land associated with each of the Assets must be owned by Philippine persons. For such purpose, the Company’s affiliated Philippine entity will legally own the Assets.

The identities of the sellers, the Company’s nominees, and the specific real-estate assets are redacted as the Company treats such information as private and confidential, the information is not material, and this filing will be incorporated by reference into future filings in satisfaction of Item 601(b)(10) of Regulation S-K. See attached exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Transparentbusiness Inc. Asset Swap Agreement
99.2	UNICOINS in Asset Swap Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSPARENTBUSINESS, INC.,

By:	/s/ Alex Konanykhin
Name:	Alex Konanykhin
Title:	Chief Executie Officer

Dated: June 10, 2026

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